Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 of the Registration Statement on Form SB-2 of Touchstone Bancshares, Inc. of our report dated August 7, 2007 relating to our audit of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Mauldin & Jenkins, LLC

Atlanta, Georgia

August 10, 2007